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Exhibit 5.1

June     •    , 2012

Atlantic Power Corporation
One Federal St., Floor 30
Boston, Massachusetts 02110

Dear Sirs/Mesdames:

Re:    Atlantic Power Corporation

        We are acting as counsel to Atlantic Power Corporation (the "Company") in the Province of British Columbia (the "Province") in connection with the Registration Statement on Form S-1 dated May 8, 2012, as amended by Amendment No. 1 dated as of the date hereof, (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") in connection with the registration under the United States Securities Act of 1933, as amended, in respect of the aggregate principal amount of the Company's series     •    convertible unsecured subordinated debentures set out in the Registration Statement (the "Debentures"). The Debentures will be issued under an indenture dated as of    •    , between the Company and Computershare Trust Company of Canada (the "Trustee"), as debenture trustee, as supplemented by a second supplemental indenture to be entered into between the Company and the Trustee (collectively, the "Indenture"). The Debentures will be convertible into common shares of the Company (the "Common Shares") on the terms and subject to the conditions set forth in the Indenture, the Debentures and as contemplated by the Registration Statement.

        We have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

        In rendering the opinion expressed herein we have assumed:

  (a)
  the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

  (b)
  the identity and capacity of all individuals acting or purporting to act as public officials; and

  (c)
  that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence.

        For the purposes of opinion 2 below, with respect to the enforceability of the Debentures, we have relied exclusively on an opinion of Goodmans LLP, Toronto, addressed to us and dated as of the date hereof, which is attached hereto as Schedule "A".

        The opinion hereinafter expressed relates only to the laws of the Province and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof. Additionally, we disclaim any obligation to update this opinion after the date of effectiveness of the registration statement on Form S-1, as amended (Registration No. 333-181225) to which this opinion is an exhibit.

        Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that as of the date hereof:

  1.
  The Indenture has been duly authorized by all necessary corporate action of the Company.

  2.
  The Debentures have been duly authorized by all necessary corporate action of the Company and, upon issuance and delivery in accordance with the terms of the Indenture against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the limitations under any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

  3.
  The Common Shares initially issuable upon conversion of the Debentures have been authorized by all necessary corporate action of the Company and, when issued upon conversion of the Debentures pursuant to the terms and conditions of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

Yours very truly,

SCHEDULE "A"

GOODMANS LLP ENFORCEABILITY OPINION

June     •    , 2012

Goodmans
355 Burrard Street, Suite 1900
Vancouver, British Columbia
V6C 2G8

Dear Sirs/Mesdames:

Re:    Atlantic Power Corporation

        You have asked us to provide you with our opinion with respect to the enforceability of the series C convertible unsecured subordinated debentures (the "Debentures") of Atlantic Power Corporation (the "Company") to be issued pursuant to an indenture (the "Indenture") dated as of December 17, 2009, between the Company and Computershare Trust Company of Canada (the "Trustee"), as debenture trustee, to be supplemented by a second supplemental indenture (the "Supplement" and, together with the Indenture, the "Supplemented Indenture") to be entered into between the Company and the Trustee providing for the issuance of the Debentures. In connection with the opinion set out below, we have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, including the draft Supplement and the draft Debentures, each dated the date hereof, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

Assumptions

        We have assumed the following with respect to the opinion expressed herein:

  (a)
  the genuineness of all signatures on documents examined by us, the legal capacity of individuals signing any documents, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, faxed, electronic or photostatic copies;

  (b)
  the Company is validly continued and existing pursuant to the laws of the Province of British Columbia, has the corporate power and capacity to execute, deliver and perform its obligations under the Supplemented Indenture and the Debentures, and that the Supplemented Indenture and the Debentures have been duly authorized;

  (c)
  the Trustee is validly incorporated and existing pursuant to the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and capacity to execute, deliver (and, in the case of the Debentures, certify) and perform its obligations under the Supplemented Indenture and the Debentures, and that the Supplemented Indenture and the Debentures have been duly authorized;

  (d)
  that, insofar as any obligations under the Supplemented Indenture or the Debentures are to be performed in, or are otherwise governed by the laws of, any jurisdictions outside the Province of Ontario, their performance will not be illegal or unenforceable under the laws of such other jurisdictions;

  (e)
  each of the parties to the Debentures and the Supplemented Indenture has taken all necessary action to duly authorize the execution, delivery and performance of all obligations by it of the Debentures and the Supplement Indenture to which it is a party; and

  (f)
  the draft Supplement and the draft Debentures, each dated the date hereof, constitute the final versions of such documents, which documents have been duly executed (and, in the case of the draft Debentures, certified by the Trustee) and delivered by each of the Company and the Trustee in accordance with all applicable laws, and constitute valid and legally binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms.

Law

        Our opinion set out below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion letter ("Ontario Law"), and we express no opinion as to any laws, or any matters governed by any laws, other than Ontario Law. Additionally, we disclaim any obligation to update this opinion after the date of effectiveness of the registration statement on Form S-1, as amended (Registration No. 333-181225) to which this opinion is an exhibit.

Opinion

        Based upon and relying on the assumptions set out above, and subject to the qualifications and limitations set forth herein, we are of the opinion that as of the date hereof, upon issuance and delivery in accordance with the terms of the Supplemented Indenture against payment therefor, the Debentures will constitute valid and legally binding obligations of the Company under Ontario Law, enforceable against the Company in accordance with their terms.

Qualifications

        The foregoing opinion is subject to the following qualifications, limitations and restrictions:

  (a)
  the enforceability of each of the Debentures and the Supplemented Indenture is subject to:

  (i)
  any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, arrangement, winding-up, moratorium or other similar laws relating to or affecting creditors' rights generally and the powers of a court to grant relief from forfeiture or to stay proceedings before it and to stay executions and judgments;

  (ii)
  general principles of equity, including, without limitation, that equitable remedies (including, without limitation, specific performance and injunction) may be granted only in the discretion of a court of competent jurisdiction;

  (iii)
  the power of a court to grant relief against penalties and forfeitures or to stay proceedings before it and to stay executions and judgments; or

  (iv)
  the recovery of fees and expenses is in the discretion of the court and fees of counsel are subject to taxation by a court;

  (b)
  we express no opinion as to the enforceability of any provision of the Debentures or the Supplemented Indenture:

  (i)
  directly or indirectly purporting to exclude unwritten variations, modifications, amendments, waivers or consents or to establish evidentiary standards;

  (ii)
  purporting to make the Company responsible for any actions or omissions of any of the Trustee, the holders of the Debentures, or their agents or purporting to relieve any of the Trustee, the holders of the Debentures or their agents from the consequence of their own negligence or responsibility for their own acts; or

  (iii)
  which grants rights to any person not a party thereto;

  (c)
  we express no opinion as to the interpretation, application, enforceability, compliance with, or effect of, any provision of the Debentures or the Supplemented Indenture to the extent that the meaning or effect of such provision depends upon, references or relates to any statutes or other laws of any jurisdiction (other than Ontario Law);

  (d)
  we express no opinion as to the effect of any provision of the Debentures or the Supplemented Indenture which purports to allow the severance of prohibited, invalid, void, voidable, illegal or unenforceable provisions or provisions restricting their effect;

  (e)
  the availability of any particular remedy and the ability to recover certain costs, damages and expenses, whether by reason of indemnity, contribution or otherwise, are subject to the discretion of the court. In particular, nothing in this opinion is to be taken as indicating that the remedy of, or any order for, specific performance or the issue of any injunction will be available;

  (f)
  the costs of and incidental to any proceeding taken in court are in the discretion of the court, and the court may determine by whom and to what extent such costs shall be paid;

  (g)
  we express no opinion as to the enforceability of any provision of the Debentures and the Supplemented Indenture to the extent that they purport to exculpate any party or its agents from liability in respect of acts or omissions which may be illegal, fraudulent or involve wilful misconduct;

  (h)
  a court may not enforce in certain circumstances provisions of the Debentures or the Supplemented Indenture that indemnify a party in respect of breaches of law by such party, and may limit rights of indemnity or reimbursement under the Debentures or the Supplemented Indenture to the extent such rights are found to constitute a penalty or are contrary to public policy;

  (i)
  notwithstanding a provision in the Debentures or the Supplemented Indenture that such document(s) constitute the entire agreement between the parties, a court may in certain circumstances give effect to other agreements or representations, whether written or oral, between the parties;

  (j)
  any provision of the Debentures or the Supplemented Indenture that purports to confer a unilateral or unfettered discretion on any party or its agents may be unenforceable to the extent that a court may require that such discretion be exercised reasonably and in good faith;

  (k)
  enforcement of the Debentures or the Supplemented Indenture is subject to the Limitations Act, 2002 (Ontario);

  (l)
  we express no opinion regarding the enforceability of any clause in the Debentures or the Supplemented Indenture which grants a power of attorney in favour of another party;

  (m)
  an Ontario court may decline jurisdiction in an action or proceeding to enforce the Debentures or the Supplemented Indenture on the basis that it is not a convenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding the provisions of any of the Debentures or the Supplemented Indenture purporting to waive the right to raise any such objection to the jurisdiction of an Ontario court;

  (n)
  enforcement of the Debentures or the Supplemented Indenture may be limited by the fact that a judgment of a Canadian court may be awarded only in Canadian currency and such judgments may be based on a rate of exchange in existence on a date other than the date of payment;

  (o)
  any provision of the Debentures or the Supplemented Indenture that provides for interest to be paid at a higher rate after than before default, that provides for payment of a Make-Whole

    Premium, that provides for a forfeiture of a deposit or any other property or that provides for a particular calculation of damages upon breach may not be enforceable if it is interpreted by a court to be a penalty or if the court determines that relief from forfeiture is appropriate;

  (p)
  the rate of post-judgment interest applicable to any obligation under the Debentures or the Supplemented Indenture lies within the discretion of the court;

  (q)
  the provisions of the Debentures or the Supplemented Indenture requiring the payment of interest, fees, expenses and other amounts may be unenforceable if these provisions provide for the receipt of "interest" by any party thereto at a "criminal rate", the terms "interest" and "criminal rate" having the meanings given to them in section 347 of the Criminal Code (Canada);

  (r)
  if the holders of the Debentures were to declare all of the indebtedness of the Company under the Debentures to be forthwith due and payable by reason of an occurrence of an Event of Default (as defined in the Supplemented Indenture), the holders of the Debentures may be required by a court of competent jurisdiction to demand payment of such indebtedness and to give the Company a reasonable time to repay such indebtedness prior to taking any action to enforce their right to repayment or before exercising any of the rights and remedies expressed to be exercisable by the holders of the Debentures in any of the Debentures or the Supplemented Indenture as a result of the occurrence of such Event of Default and limitations may be imposed on the rights of the holders of the Debentures to receive immediate payment of amounts stated to be payable on demand or on default or to enforce any security in respect of such obligations;

  (s)
  we express no opinion on terms of the Debentures or the Supplemented Indenture requiring the payment of any amount, the performance of any obligation or the acceleration of any liability or obligation, upon or during any stay of proceedings;

  (t)
  a court may decline to enforce provisions in any document which purport to allow a determination, calculation or certificate of a party thereto as to any matter provided for therein to be final, conclusive or binding upon any other party thereto on the grounds of fraud, collusion, mistake on the face of the determination, calculation or certificate, or mistake on the basis that the determination, calculation or certificate differed in a material respect from the determination, calculation or certificate contemplated in such provision;

  (u)
  the enforceability of provisions in the Debentures or the Supplemented Indenture by which a party purports to waive any legal or equitable defences or rights otherwise available to it or agrees not to challenge the validity or enforceability of rights or remedies under the Debentures or the Supplemented Indenture may be limited by law;

  (v)
  no opinion is expressed with respect to compliance with securities laws and regulations of Canada or with respect to the creation, issuance and transfer of the Debentures; and

  (w)
  provisions of the Debentures may be expressly or implicitly subject to provisions of the Supplemented Indenture and no opinion is expressed as to the enforceability of any provision of the Debentures to the extent that it is inconsistent with or contrary to any provisions of the Supplemented Indenture.

Limitation

        This opinion is provided to you solely for your own use and benefit in connection with your opinion of even date herewith relating to the Company and the Debentures. Without our prior consent, it may not be used for any other purpose or disclosed to or relied upon by any other person.

Yours very truly,

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